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EXHIBIT 21.1
Subsidiaries of the Company

Subsidiary	Incorporation
Anchor Coin	Nevada
Anchor Gaming Canada, Inc.	Ontario
Anchor Native American Gaming Corporation	Nevada
Anchor Native American Pala Gaming LLC (1)	Delaware
Anchor Pala Development LLC (1)	Delaware
Anchor Pala Holdings I, Inc. (2)	Delaware
Anchor Pala Holdings II, LLC (3)	Delaware
Anchor Pala Holdings III, LLC (4)	Delaware
Anchor Pala Management LLC (1)	Delaware
Anchor Partners LLC	Massachusetts
Automated Wagering International, Inc. (5)	Delaware
Automated Wagering International Central Europe Sp.z o.o. (6)	Poland
C.G. Investments, Inc.	Nevada
CCSC/Blackhawk, Inc. (7)	Colorado
Colorado Grande Enterprises, Inc. (8)	Colorado
DD Stud, Inc	Nevada
Dynatote of Pennsylvania, Inc. (9)	Pennsylvania
Green Mountain Entertainment, Inc	Nevada
Nuevo Sol Turf Club, Inc. (10)	New Mexico
Powerhouse Technologies, Inc.	Delaware
Raven's D&R Music, Inc. (5)	Montana
Spin for Cash Wide Area Progressive Joint Venture (11)	Nevada
United Tote Canada, Inc. (10)	Canada
United Tote Colombia, Ltda. (12)	Colombia
United Tote Company (10)	Montana
United Tote, LLC (9)	Nevada
United Wagering Systems, Inc. (5)	Delaware
VLC of Nevada, Inc. (5)	Nevada
VLC, Inc. (5)	Montana
VLT Company, Inc. (5)	U. S. Virgin Islands

(1)
A 100% subsidiary of Anchor Native American Gaming Corporation
(2)
A 100% subsidiary of Anchor Native American Pala Gaming LLC
(3)
A 100% subsidiary of Anchor Pala Holdings I, Inc.
(4)
A 100% subsidiary of Anchor Pala Holdings II, LLC
(5)
A 100% subsidiary of Powerhouse Technologies, Inc.
(6)
A 98.75% owned subsidiary of Automated Wagering International, Inc.
(7)
A 100% subsidiary of Anchor Coin
(8)
Colorado Grande Enterprises, Inc. is 80% controlled by Anchor Gaming. 50.5% of this subsidiary is held through C.G. Investments, Inc. and the remaining 29.5% is held by Anchor Gaming
(9)
A 100% subsidiary of United Tote Company
(10)
A 100% subsidiary of United Wagering Systems, Inc.
(11)
Anchor Coin owns 50% of the Spin for Cash Wide Area Progressive Joint Venture with IGT
(12)
A 100% subsidiary of United Tote, LLC

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EXHIBIT 21.1 Subsidiaries of the Company